Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

The Cooper Companies, Inc:

We consent to the incorporation by reference in the registration statements Nos. 33-11298, 33-50016, 333-22417, 333-25051, 333-27639, 333-34206, 333-40431, 333-48152, 333-80795, and 333-108066 on Forms S-3, Registration Statement No. 333-118422 on Form S-4 and Registration Statement Nos. 33-27938, 33-36325, 33-36326, 333-58839, 333-67954, 333-101366, 333-104346, 333-115520, 333-133719 and 333-133720 on Forms S-8 of The Cooper Companies, Inc.(the Company) of our report dated December 22, 2006, except as to note 16, which is as of May 25, 2007, with respect to the consolidated balance sheets of The Cooper Companies, Inc. and subsidiaries as of October 31, 2006 and 2005, and the related consolidated statements of income, stockholders’ equity and comprehensive income and cash flows for each of the years in the three-year period ended October 31, 2006, which report appears herein. As discussed in note 1 to the consolidated financial statements, effective November 1, 2005, the Company adopted Statement of Financial Accounting Standards No. 123 (R), Share-Based Payments, applying the modified-prospective method.

/s/    KPMG LLP

San Francisco, California

May 25, 2007